As filed with the Securities and Exchange Commission on January 9, 2008 File No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEARNING TREE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	95-3133814
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1805 LIBRARY STREET RESTON, VIRGINIA	20190
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

1995 STOCK OPTION PLAN

(FULL TITLE OF THE PLAN)

NICHOLAS R. SCHACHT, PRESIDENT AND CHIEF EXECUTIVE OFFICER

1805 LIBRARY STREET

RESTON, VIRGINIA 20190

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(703) 709-9119

(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:

THEODORE E. GUTH, ESQ.

MANATT, PHELPS & PHILLIPS, LLP

11355 WEST OLYMPIC BOULEVARD

LOS ANGELES, CALIFORNIA 90064

(310) 312-4000

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

Learning Tree International, Inc. (“Learning Tree”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement”) to deregister all securities previously registered but unissued as of the filing date hereof by Learning Tree under Registration Statement Number 333-41325 (the “Prior Registration Statements”) filed with the Securities and Exchange Commission on Form S-8 on December 1, 1997. New grants under the Learning Tree International 1995 Stock Option Plan, which is the subject of the Registration Statement, were terminated by Learning Tree on March 5, 1999; the final outstanding grant made prior to that time has subsequently expired.

SIGNATURES

Pursuant to the requirements of the Securities Act, Learning Tree certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on January 9, 2008.

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric R. Garen and Nicholas R. Schacht, jointly and severally, as attorneys-in-fact, each with power of substitution, for such person in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. COLLINS, Ph.D.	Vice Chairman of the Board of Directors	January 9, 2008
David C. Collins, Ph.D.

/s/ ERIC R. GAREN	Chairman of the Board of Directors	January 9, 2008
Eric R. Garen

/s/ NICHOLAS R. SCHACHT	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 9, 2008
Nicholas R. Schacht

/s/ CHARLES R. WALDRON	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2008
Charles R. Waldron

/s/ W. MATHEW JUECHTER	Director	January 9, 2008
W. Mathew Juechter

/s/ HOWARD A. BAIN III	Director	January 9, 2008
Howard A. Bain III

/s/ CURTIS A. HESSLER	Director	January 9, 2008
Curtis A. Hessler

/s/ STEFAN C. RIESENFELD	Director	January 9, 2008
Stefan C. Riesenfeld

/s/ GEORGE T. ROBSON	Director	January 9, 2008
George T. Robson